Exhibit 99.1

AUDITED FINANCIAL STATEMENTS OF 3rd RAIL

Socket Communications, Inc.
3rd Rail Engineering, Inc.
Newark, California

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of 3rd Rail Engineering, Inc. as of September 30, 2000, December 31, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3rd Rail Engineering, Inc. as of September 30, 2000, December 31, 1999 and 1998, and the results of its operations and its cash flows for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, all of 3rd Rail Engineering, Inc.'s outstanding common stock was acquired on October 4, 2000 by Socket Communications, Inc.

Frank, Rimerman & Co. LLP

San Jose, California

December 13, 2000

3rd RAIL ENGINEERING, INC. BALANCE SHEETS
	September 30,	December 31,
	2000	1999	1998
ASSETS
Current assets:
Cash and cash equivalents	$ 317,051	$ 76,315	$ 52,226
Accounts receivable	391,373	446,367	205,504
Prepaid expenses & other	15,713	6,270	6,257
Total current assets	724,137	528,952	263,987

Property and equipment, net	103,117	38,664	25,436
Deposits and other assets	11,300	8,815	8,815
Total assets	$ 838,554	$ 576,431	$ 298,238

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Lines of credit	$ 43,496	$ 58,289	$ 34,942
Accounts payable	89,469	131,031	31,204
Accrued expenses:
Compensation	194,097	22,655	18,560
Other	13,864	15,795	--
Deferred revenue	209,886	108,937	57,484
Income tax payable	36,000	--	--
Deferred income taxes	47,000	99,000	65,800
Current maturities of capital lease obligations	21,600	--	--
Total current liabilities	655,412	435,707	207,990
Capital lease obligations	49,924	--	--
Total liabilities	705,336	435,707	207,990

Commitments (Note 6):
Stockholders' equity:
Common stock - no par value, 25,000,000 shares authorized; 13,863,700, 5,000,000, and 5,000,000 shares issued and outstanding	7,091,960	1,000	1,000
Retained earnings (deficit)	(6,894,622)	139,724	89,248
Notes receivable from shareholders	(64,120)	--	--
Total shareholder's equity	133,218	140,724	90,248
Total liabilities and stockholders' equity	$ 838,554	$ 576,431	$ 298,238

See accompanying notes.

3rd RAIL ENGINEERING, INC. STATEMENTS OF OPERATIONS
	Nine Months Ended September 30,	Years Ended December 31,
	2000	1999	1998
Service revenue	$ 1,971,031	$ 1,792,531	$ 1,501,080
Cost of revenue	1,503,999	1,243,512	1,096,359
Gross margin	467,032	549,019	404,721
Operating expenses:
Salaries and related	225,608	243,805	208,935
General and administrative	265,579	216,797	163,026
Compensation related to stock benefit plan	7,026,696	--	--
Total operating expenses	7,517,883	460,602	371,961
Operating income (loss)	(7,050,851)	88,417	32,760
Other income (expenses):
Interest and other	9,863	1,211	--
Interest expense	(8,558)	(4,352)	(2,861)
Income (loss) before income tax	(7,049,546)	85,276	29,899
Income tax expense (benefit)	(15,200)	34,800	12,800
Net income (loss)	$ (7,034,346)	$ 50,476	$ 17,099

See accompanying notes.

3rd RAIL ENGINEERING, INC. STATEMENTS OF SHAREHOLDERS' EQUITY
	Common Stock Shares	Common Stock Amount	Retained Earnings (Deficit)	Notes Receivable From Shareholders	Total
Balances, December 31, 1997	5,000,000	$ 1,000	$ 72,149	$ --	$ 73,149
Net Income	--	--	17,099	--	17,099
Balances, December 31, 1998	5,000,000	1,000	89,248	--	90,248
Net Income	--	--	50,476	--	50,476
Balances, December 31, 1999	5,000,000	1,000	139,724	--	140,724
Sale of Common Stock	6,440,000	41,494	--	(41,350)	144
Issuance of Common Stock Under Exercise of Options	2,423,700	22,770	--	(22,700)	--
Equity Compensation Related to Stock Benefit Plan	--	7,026,696	--	--	7,026,696
Net Loss	--	--	(7,034,346)	--	(7,034,346)
Balances, September 30, 2000	13,863,700	$ 7,091,700	$(6,894,622)	$ (64,120)	$ 133,218

See accompanying notes.

3rd RAIL ENGINEERING, INC. STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30,	Years Ended December 31,
	2000	1999	1998
Cash Flows from operating activities:
Net income (loss)	$ (7,034,346)	$ 50,476	$ 17,099
Adjustment to reconcile net income (loss) to net cash provided by (used in)operating activities:
Depreciation	22,027	15,838	13,134
Equity compensation related to stock benefit plan	7,026,696	--	--
Changes in operating assets and liabilities:
Accounts receivable	54,994	(240,863)	3,322
Prepaid expenses and other	(11,928)	(13)	(6,257)
Accounts payable	(41,562)	99,827	(48,543)
Accrued expenses	205,511	19,890	420
Deferred income taxes	(52,000)	33,200	11,200
Deferred revenue	100,949	51,453	7,484
Net cash provided by (used in) operating activities	270,341	29,808	(2,141)
Cash flows from investing activities:
Purchase of property and equipment	(8,759)	(29,066)	(10,904)
Net cash used in investing activities	(8,759)	(29,066)	(10,904)
Cash flows from financing activities:
Borrowings (repayments) under line of credit, net	(14,794)	23,347	12,879
Payments on capital lease obligations	(6,196)	--	--
Issuance of common stock	144	--	--
Net cash provided by (used in) financing activities	(20,846)	23,347	12,879
Net increase (decrease) in cash	240,736	24,089	(166)
Cash and cash equivalents, beginning	76,315	52,526	52,392
Cash and cash equivalents, ending	$ 317,051	$ 76,315	$ 52,226

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$ (15,200)	$ 34,800	$ 12,800
Cash paid for interest	$ 8,558	$ 4,353	$ 2,862
Issuance of common stock for notes receivable	$ 64,120	$ --	$ --
Equipment financed under capital lease obligations	$ 77,721	$ --	$ --

See accompanying notes.

3rd RAIL ENGINEERING
NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Significant Accounting Policies

Nature of Business

3rd Rail Engineering Inc. (the Company), was incorporated in California in April 1996. The Company is a product development firm which provides fully integrated turnkey engineering service solutions to its customers. The Company assists customers in transitioning engineering designs into production by offering a project management team consisting of a full-time staff of hardware and software design engineers, supported by the latest design tools. The Company's focus is on the embedded market with an emphasis in telecommunications, Windows Pocket PC, and embedded development systems.

On October 2, 2000, the Board of Directors approved a merger of the Company with and into Socket Communications, Inc. ("Socket"). On October 4, 2000, all of the Company's outstanding shares of common stock were exchanged for a combination of cash and shares of Socket common stock in a transaction valued at $12 million ($.87 per share). As a result, the Company became a wholly-owned subsidiary of Socket.

Significant Accounting Policies

Revenue Recognition:

The Company recognizes revenue from time and material contracts as services are performed and direct expenses are incurred. Revenue from fixed fee contracts is recognized on the percentage of completion method, measured by the percentage of costs incurred to total estimated total costs for each contract.

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash accounts at one commercial bank. Deposits maintained at the bank are insured up to $100,000 by the Federal Deposit Insurance Corporation. At September 30, 2000, uninsured balances held at the bank totaled $116,000. Accounts receivable are billed under terms of written contracts. Credit is extended based on an evaluation of customers' financial condition and collateral is not required. The Company provides a reserve for possible credit losses when necessary. To date, the Company has incurred minimal credit losses.

Cash and Cash Equivalents:

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity date of three months or less at the date of purchase to be cash equivalents.

Property and Equipment:

Property and equipment is stated at cost. Depreciation is computed using accelerated methods over estimated useful lives of 24 to 30 months for computer equipment, five years for office equipment, and seven years for furniture and fixtures.

Property and equipment consists of the following:

                                    September 30,   December 31,   December 31,
                                        2000            1999           1998
                                    -------------   ------------   ------------

     Equipment                       $  180,426      $  96,277      $  64,124
     Furniture and fixtures              25,253         22,922         21,008
                                    -------------   ------------   ------------
                                        205,679        119,199         85,132
     Less accumulated depreciation     (102,562)       (80,535)       (64,697)
                                    -------------   ------------   ------------
                                     $  103,117      $  38,664      $  20,436
                                    =============   ============   ============

Property and equipment includes net assets under capital leases of $77,000.

Stock Split:

On June 12, 2000 the Board of Directors approved a one thousand-for-one stock split. All share amounts and share data in the financial statements have been adjusted to give effect to the split.

Income Taxes:

The Company uses the liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the expected future income tax consequences of events recognized in the Company's financial statements. Deferred tax assets and liabilities are determined based on temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Deferred income taxes are classified as current or noncurrent, based on classifications of related assets and liabilities giving use to the temporary differences.

Advertising Costs:

The Company expenses advertising costs as incurred. Advertising costs totaled $2,600 for the nine months ended September 30, 2000 (none in 1999 and 1998).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Financing Arrangements

Lines of Credit:

At September 30, 2000, the Company has two unsecured line of credit agreements which provide for borrowings totaling $125,000. Borrowings bear interest at variable interest rates (11.5% and 14.3% at September 30, 2000).

Capital Lease Obligations:

The Company leases computer and office equipment under capital leases. Future minimum lease payments required under these leases and their present value at September 30, 2000 are as follows:

Years ending December 31:

     2000 (remaining)                    $   7,700
     2001                                   30,700
     2002                                   30,700
     2003                                   30,700
     2004                                   10,200
                                         ----------
     Total minimum lease payments          110,000
     Less amount representing interest      38,475
                                         ----------
     Present value of minimum
        lease payments                    $ 71,525
                                         ==========

3. Major Customers

The Company derived 88% of its revenue from four customers during the nine months ended September 30, 2000 (85% from four customers in 1999 and 73% from two customers in 1998). Accounts receivable relating to these major customers at September 30, 200 totaled $294,000 ($532,000 in 1999 and $35,000 in 1998).

4. Shareholders' Equity

Stock Benefit Plan:

Effective January 1, 2000, the Company adopted a stock benefit plan under which the Company may grant incentive stock options to employees, non-qualified stock options to employees and consultants, and may sell shares of common stock to employees and consultants under restricted stock purchase agreements. A maximum of 5,000,000 shares are subject to option and sale under the Plan.

Incentive stock options may be granted at a price not less than fair market value (110% of fair market value for options granted to holders of 10% or more of voting stock). Non-qualified stock options may be granted at a price not less than 85% of the fair market value (110% of fair market value to holders of 10% or more of voting stock). Options are exercisable over periods not to exceed ten years (five years for options granted to holders of 10% or more of the voting stock) from the date of grant. The Company has the right of first refusal to repurchase all shares issued under the plan.

Stock purchase rights can be issued at a price not less than 85% of the fair market value of the shares (100% of fair market value for rights issued to holders of 10% or more of the voting stock) at the time the right is granted. The Company has the right to repurchase non-vested shares issued under restricted stock purchase agreements at the original purchase price per share upon an optionholder's termination of employment.

The Board of Directors determines fair market value. Vesting under the stock option and restricted stock purchase agreements occurs over a four year period. Options and shares vest 25% one year from the option grant or stock purchase date and monthly thereafter over the next three years.

In January 2000, the Company sold 1,440,000 shares of common stock to two employees at $.0001 per share, subject to the four year vesting and repurchase terms under the plan. The purchase price was less than the fair value per share of $.0091 at the grant date. As a result, the Company recorded compensation expense and additional paid in capital of $13,000, to reflect the intrinsic value of the option at the grant date.

In June 2000, the Company granted incentive stock options which allows employees to acquire 2,423,700 shares of common stock at a weighted average exercise price of $.01 per share, subject to the four year vesting and repurchase terms under the plan. In September 2000, all optionholders elected to exercise their options early as allowed for under the plan. The Company received promissory notes totaling $22,770 from the optionholders as payment for the shares of common stock.

In connection with the acquisition by Socket, the Company elected not to exercise its right to repurchase any unvested shares of common stock purchased under the Plan at their original purchase price. As a result, the Company has recorded compensation expense and additional paid in capital of $3,325,000, representing the difference between the share price received from Socket and their original purchase price per share.

The Company applies Accounting Principles Board (APB) Opinion No. 25 and related interpretations in accounting for its stock options. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards Board No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). Fair value of the options at the date of the grant are estimated using the minimum valuation model with expected option lives of four years from the date of grant, assuming an interest rate of 5%. All stock benefit plan activity has been reflected in the statements of operations and not subject to the disclosure provisions of SFAS No. 123.

At September 30, 2000, 1,136,300 shares are available for issuance under stock option grants and restricted purchase agreements.

Stock Purchase Agreement:

In 1999, the Company entered into a stock purchase agreement with an employee. Under the agreement, the employee was granted the right to purchase 5,000,000 shares of common stock at $.00827 per share. The purchase price, based on an independent appraisal of the Company's common stock, may be paid in cash or in the form of a promissory note secured by the shares. Shares purchased under this agreement have vesting and repurchase terms similar to shares purchased under the stock benefit plan.

In 2000, the employee purchased the shares of common stock in exchange for a $41,350 promissory note to the Company. In connection with its acquisition by Socket, the Company elected not to exercise its right to repurchase the 5,000,000 unvested shares of common stock at their original purchase price. As a result, the Company has recorded compensation expense and additional paid in capital of $4,309,000, representing the difference between the share price received from Socket and their original purchase price per share.

5. Income Taxes

Income taxes (benefit) consists of the following:

                             Nine
                         Months Ended
                         September 30,       Years Ended December 31,
                             2000             1999             1998
                         -------------    -------------    -------------
     Current:
        Federal          $     24,000     $        --      $        --
        State                  12,800              800              800
                         -------------    -------------    -------------
                               36,800              800              800
                         -------------    -------------    -------------
     Deferred:
        Federal               (39,000)          26,000           11,000
        State                 (13,800)           8,000            1,000
                         -------------    -------------    -------------
                              (52,800)          34,000           12,000
                         -------------    -------------    -------------
                         $    (15,200)    $     34,800     $     12,800
                         =============    =============    =============

Deferred income taxes result primarily from the Company's use of the cash basis method of accounting for income tax purposes. The Company's 2000 income tax provision was reduced by the utilization of net operating loss carryforwards of $76,000.

The difference between the Company's effective tax rate and income tax expense calculated using statutory rates in 2000 results from the nondeductible equity compensation expense related to the stock benefit plan and the reversal of temporary differences at a tax rate different from the tax rate used to establish the deferred income taxes.

6. Facility Lease

The Company leased its office facilities under an operating lease agreement, which expired in November 2000, at which time operations were relocated to Socket's facility. Under terms of the lease, the Company was responsible for maintaining liability insurance and paying certain allocable operating expenses. Rent expense was $65,700 for the nine months ended September 30, 2000 ($70,500 in 1999 and $72,000 in 1998).

7. Employee Benefit Plan

The Company sponsors the 3rd Rail Engineering, Inc. 401(k) Profit Sharing Plan & Trust to provide retirement benefits for its employees. The Plan provides tax deferred salary deductions for eligible employees under 401(k) of the Internal Revenue Code.

Employees may contribute from 1% to 12% of their annual compensation to the Plan, limited to a maximum amount as set periodically by the Internal Revenue Service. The Company may make a matching contribution of up to 3% of an employee's annual compensation and a profit sharing contribution. Company contributions are made at the discretion of the Board of Directors. The Company's matching contributions were $15,300 for the nine months ended September 30, 2000 ($11,100 in 1999 and $10,000 in 1998).